Exhibit 10.3

Medicine Man Technologies, Inc.

2023 Long-Term Incentive Plan

The board of directors (the “Board”) of Medicine Man Technologies, Inc. (the “Company”) adopted and approved the Medicine Man Technologies, Inc. 2023 Long-Term Incentive Plan (the “LTIP”) effective as of May 3, 2023. The material terms of the LTIP are summarized below.

Eligibility. Participation in the LTIP is made available to officers and employees of the Company that are serving in a Senior Director-level role and above that are actively employed on the date the LTIP Awards (as defined herein) are granted (the “Recipients”). Recipients will be entitled to receive up to 20%-150% of his or her base salary in LTIP Awards depending on the Recipient’s role, subject to the conditions and limitations in the applicable award agreement.

Awards. The Company granted aggregate awards under the LTIP totaling $1,644,000 based on the closing stock price of the Company’s common stock (“Common Stock”) on May 3, 2023. The awards granted under the LTIP consist of incentive stock option awards (“ISO Awards”) and performance stock unit awards (“PSU Awards” and together with the ISO Awards, the “LTIP Awards”). The Recipients received 50% of the LTIP Awards in ISO Awards and 50% of the LTIP Awards in PSU Awards. The ISO Awards vest in four equal installments starting on the first anniversary of the grant date of the ISO Award. The PSU Awards vest in four equal installments and subject to satisfaction of certain performance criteria metrics.

Performance Criteria. The performance metrics underlying the PSU Awards are set by the Board at or near the beginning of each year. Both Company and individual performance are factored into the PSU Awards. The performance conditions for the PSU Awards for fiscal year ended December 31, 2023 are assumed to have been met for the first vesting installment of the PSU Awards, and Recipients still actively employed on May 3, 2024 will receive the first installment of Common Stock underlying the vested PSU Awards on or around such date.

Common Stock Subject to LTIP. The Common Stock issuable pursuant to the LTIP Awards will be issued pursuant to the Company’s Registration Statement on Form S-8 under the Medicine Man Technologies, Inc. 2017 Equity Incentive Plan.